                                                                      Exhibit 23

                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

            Section  11(a) of the  Securities  Act of 1933 (the "Act")  provides that  if part of a  registration  statement  at the  time it  becomes  effective contains  an untrue  statement  of a material  fact,  or omits a  material  fact required to be stated  therein or necessary to make the  statements  therein not misleading,  any person  acquiring  a  security  pursuant  to such  registration statement  (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against,  among others,  an accountant  who has  consented to be named as having  prepared or certified  any part of the registration statement or as having prepared or certified any report for use in connection with the registration statement.

            Effective  July  18,  2002,  SL  Industries,  Inc.  (the  "Company")
dismissed  Arthur Andersen LLP  ("Andersen") as its  independent  auditors.  The
Company  has not been able to obtain,  after  reasonable  efforts,  the  written consent  of  Andersen  to the  inclusion  into this  registration  statement  of
Andersen's  audit  report with  respect to the  Company's  consolidated  balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations,  comprehensive income (loss), shareholders' equity and cash flows for the years ended  December 31, 2001 and 2000 and July 31,  1999,  and for the
five months ended December 31, 1999 (collectively,  the "financial statements").
Under these  circumstances,  Rule 437a under the Act permits the Company to file this Form S-1. However, as a result,  Andersen will not have any liability under
Section 11(a) of the Act for any untrue  statements of a material fact contained in the financial  statements  audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11(a) of the Act.